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                                                                       Exhibit 5

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                      October 27, 2000

Alkermes, Inc.
64 Sidney Street
Cambridge, MA  02139-4234

          Re:      Additional Shares of Alkermes, Inc.
                   Common Stock to be Issued Pursuant to
                   Alkermes, Inc. 1999 Stock Option Plan
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Gentlemen:

          We have acted as counsel to Alkermes, Inc. (the "Company") in connection with the Company's 1999 Stock Option Plan, (the "Plan"), and the registration and issuance of up to an additional 2,400,000 shares of the Company's common stock, par value $0.01 per share, (the "Additional Shares") pursuant to the terms thereof.

          The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Additional Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Additional Shares are issued and that persons acquiring the Additional Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of Form S-8 before acquiring such Additional Shares.

          Based on the foregoing, we are of the opinion that the Additional Shares, when issued and sold by the Company to the purchasers of the Additional Shares in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

          This opinion is limited to the Federal law of the United States of America and laws of the Commonwealth of Pennsylvania.

          We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
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